UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2021

Coty Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35964	13-3823358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 389-7300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 per share	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 4, 2021, Coty Inc. (NYSE: COTY) (the “Company” or “Coty”) entered into amendment No. 3 to its existing credit agreement (the “Amendment”). The Amendment, among other things, created a new class of revolving commitments in an aggregate principal amount of $700.0 million, which commitments will mature in April 2025. The effectiveness of such new class of commitments is conditioned upon customary closing conditions, including the reduction of the commitments under the Company’s existing revolving credit facility in an aggregate principal amount no less than $700.0 million on or prior to September 30, 2021. Such amendment did not require the approval of the existing lenders under the existing credit agreement.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full and complete text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Certain of the lenders and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On June 7, 2021, the Company announced its intention to offer, in a private transaction, up to €500 million in principal amount of senior secured notes (the “Notes”), subject to market and other conditions. A copy of the press release issued by the Company on June 7, 2021 announcing the offering of the Notes is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

This report is neither an offer to purchase nor a solicitation of an offer to sell any securities.

Forward Looking Statements

The statements contained in this report include certain “forward-looking statements” within the meaning of the relevant securities laws, including the Company’s preliminary estimates of its results of operations and its intention to offer the Notes. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “are going to,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “target,” “aim,” “potential” and similar words or phrases. These statements are based on certain assumptions and estimates that the Company considers reasonable, but are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual events or results to differ materially from such statements, including (i) the Company’s ability to consummate the offering of the Notes, (ii) the impact of COVID-19 (or future similar events), including demand for the Company’s products, illness, quarantines, government actions, facility closures, store closures or other restrictions in connection with the COVID-19 pandemic, and the extent and duration thereof, the availability and widespread distribution of a safe and effective vaccine, related impact on our ability to meet customer needs and on the ability of third parties on which we rely, including our suppliers, customers, contract manufacturers, distributors, contractors, commercial banks, joint-venture partners, to meet their obligations to us, in particular collections from customers, the extent that government funding and reimbursement programs in connection with COVID-19 are available to us, and the ability to successfully implement measures to respond to such impacts and (iii) the other potential risks and uncertainties that could affect the Company’s business and financial results included under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest Annual Report on Form 10-K for the fiscal year ended June 30, 2020 and its subsequent quarterly reports on Form 10-Q and other documents it has filed and may file with the United States Securities and Exchange Commission from time to time. All forward-looking statements made in this report are qualified by these cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of the document in which such statement is made, and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to Credit Agreement (Incremental Assumption Agreement), dated as of June 4, 2021, by and among Coty Inc., Coty B.V., the other loan parties party thereto, the incremental revolving lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release of Coty Inc., dated June 7, 2021, relating to the offering of the Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTY INC.
(Registrant)

Date: June 7, 2021	By:	/s/ Laurent Mercier
	Name:	Laurent Mercier
	Title:	Chief Financial Officer